Exhibit 10.7

Execution Version
WAIVER OF CLOSING CONDITIONS
October 29, 2024
Reference is hereby made to that certain Business Combination Agreement, dated as of September 12, 2023, as amended by Amendment No. 1 to Business Combination Agreement, dated as of May 1, 2024, and Amendment No. 2 to Business Combination Agreement, dated as of August 10, 2024 (collectively, the “Agreement”), by and between Focus Impact Acquisition Corp., a Delaware corporation (“SPAC”), Focus Impact Amalco Sub Ltd., a company existing under the Laws of the Province of British Columbia (“Amalco Sub”), and DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (the “Company”).  Capitalized terms used in this Waiver of Closing Conditions (this “Waiver”) that are not otherwise defined herein shall have the respective meanings set forth in the Agreement.
The obligations of SPAC, Amalco Sub and the Company to consummate the transactions contemplated by the Agreement are subject to the satisfaction (or waiver by the applicable party) of certain conditions set forth in Article VIII of the Agreement, including, among other things, that (i) the representations and warranties of the Company and the SPAC shall be true and correct in certain respects as of certain dates, (ii) the Company and the SPAC shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Agreement, (iii) no Company Material Adverse Effect shall have occurred since the date of the Agreement which is continuing and uncured, (iv) that each of the Key Employees shall be actively employed (or, solely in the case of David Oliver, actively engaged as an individual independent contractor and anticipated to be converted to employee status) with the Company as of the Closing Date and (v) SPAC shall have received from the Company duly executed counterparts of all Key Employment Agreements.
For valuable consideration, the receipt of which is hereby acknowledged, and pursuant to Section 11.8 of the Agreement, the parties to the Agreement hereby agree that the following shall not cause a failure of any condition set forth in Article VIII, shall not be considered a Company Material Adverse Effect: (i) election by the Company to halt trading of its stock on Cboe Canada, (ii) termination by David Oliver of any agreements by and between him and the Company, (iii) termination by David Oliver of his status as an individual independent contractor of the Company, (iv) failure by David Oliver to deliver an employment agreement with New PubCo, (v) any Action or Proceeding threatened or brought against the Company by David Oliver or his Affiliates, and (vi) any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the foregoing clauses (i) – (v).
Except to the extent set forth herein, the Agreement is in all respects ratified and confirmed and remains in full force and effect. This Waiver shall not constitute a waiver of (i) Article VIII except to the extent expressly referenced herein or (ii) any other provision of the Agreement or Ancillary Agreement. This Waiver may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. This letter may be executed and delivered by facsimile or electronic mail of a “.pdf” data file, which shall be considered legally binding for all purposes.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Waiver as of the date first written above.
FOCUS IMPACT ACQUISITION CORP.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer

FOCUS IMPACT AMALCO SUB LTD.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer

DEVVSTREAM HOLDINGS INC.

By:	/s/ Sunny Trinh
Name:	Sunny Trinh
Title:	Chief Executive Officer

[Signature Page to Waiver of Closing Condition]